UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2010

ACROSS AMERICA REAL ESTATE EXCHANGE, INC.
(Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commision File Number	IRS Employer Identification No

7660 Goddard Street, Suite 100
 Colorado Springs, CO 80920
Address of principal executive offices

719-265-5821
Telephone number, including
Area code

123 North Colorado Avenue, Suite 200
Fort Collins, CO 80524
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

    On February 24, 2010 Across America Real Estate Exchange, Inc. (“AAEX” or “Across America” or the “Registrant”) entered an Agreement and Plan of Merger and Reorganization (the “Agreement”) with Accredited Members, Inc. (“AMI”).  The Registrant previously announced the terms of a non-binding letter of intent between the parties.

     Pursuant to the Agreement on February 24, 2010 AMI merged with and into AAEX Acquisition Corp., a wholly owned subsidiary of Across America and was the surviving entity in that transaction (the “Merger Transaction”).  As such, upon closing the Merger Transaction AMI became a wholly owned subsidiary of Across America.  To effect the transaction Across America, agreed to acquire all of the outstanding shares of AMI by the issuance of an aggregate of approximately 25,554,010 shares of Across America common stock, with each single AMI common share being entitled to receive approximately 2.603 shares of Across America common stock.

    The Agreement also provides that upon the Merger Transaction being effective, Across America’s will cause its Board of Directors to be increased to two persons and J.W. Roth was appointed to fill the vacancy created.  Pursuant to the Agreement Across America expects to appoint two additional persons to its Board of Directors after the closing, and this is expected to occur in approximately fifteen days after the completion of the Merger Transaction.  Additionally, the shareholders of Across America have already approved changing the company’s name to Accredited Members Holding Corporation. The appointment of the additional directors and the changing of Across America’s name will be effected and disclosed in accordance with all applicable regulatory requirements.

    The Agreement also set forth a number of conditions precedent for the completion of the transaction, and contains other standard provisions for transactions of this nature, including standard representations, warranties and covenants.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

    On February 24, 2010, Across America entered into the Agreement, pursuant to which it completed the Merger Transaction and AMI became a wholly owned subsidiary of Across America.  Further information about the Agreement and the Merger Transaction is provided above under Item 1.01 of this Current Report.

    Under the terms of the Agreement AMI merged into AAEX Acquisition Corp., a wholly owned subsidiary of AAEX.  Each share of AMI common stock that was issued and outstanding share at the closing of the merger transaction was converted into the right to receive 2.603 shares of Across America’s common stock.

    Certain entities affiliated with Mr. Klemsz, the president and chief executive officer of Across America, are significant shareholders of AMI, and prior to the effective time of the Merger Transaction in the aggregate owned approximately 16% of AMI’s outstanding common stock.  Otherwise, there were no material relationships between Across America or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

    Across America was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Merger Transaction.  However as a result of the Merger Transaction it is no longer a shell company.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if Across America was filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting Across America’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger Transaction.

A.	Description of Business

    Forward Looking Statements

    The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant’s capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. Actual events or results may differ materially. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

    Except as otherwise indicated by the context, references in this Current Report on Form 8-K to "we," "us" and "our" are to the  business of Across America on a consolidated basis with AMI.

    Overview of the Business:

    Across America is a corporation which was formed under the laws of the State of Colorado on December 1, 2005. Until March 23, 2007, it was a wholly-owned subsidiary of Capterra Financial Group, Inc., formerly known as Across America Real Estate Corp. Across America is a development stage-company, and previously intended to facilitate the exchange of real estate properties between individuals through the use of Section 1031 of the Internal Revenue Code.

    AMI is a Colorado corporation and was incorporated on December 12, 2008.   At its inception, the company’s name was Accredited Members Only, Inc. However, on February 13, 2009 the company filed an amendment to its Articles of Incorporation changing its name to Accredited Members, Inc.

    In February 2009 AMI acquired the customer contracts and related customer relationships of EdgeWater Research Partners, LLC a recognized microcap research firm.  AMI is a publisher of research and information regarding small/microcap companies and provides an online social networking Web Site for high net-worth investors (www.accreditedmembers.com) (the “Site”) and holds conferences for investors to meet and build relationships with each other as well as small/micro cap companies.

    AMI is intended to fill a unique niche by providing institutional and individual investors with proprietary research on “small-cap” or “micro-cap” companies (i.e. companies that have a market capitalization of $300 million or less).  The Site went live in early July 2009. AMI’s online community is designed to provide investors a vital resource to assist in the discovery of new investment ideas, access independent research and interact with other successful investors.

   Products and Services

    AMI offers a range of free and paid subscription services to individual accredited investors who register as members to the Site as well as paid issuer (profile) subscription services for small/microcap public and private companies.   AMI focuses on selling subscriptions to sophisticated individual investors as well as selling issuer profile subscriptions to small/microcap public and private companies.

    Members to AMI’s Site have access to a range of information that is a part of AMI’s database as well as other financial information made available through the Site.  Additionally, paid subscribers gain access to an array of tools for searching, sorting, sharing, selecting and downloading financial and investment-related information.

    AMI believes that the predictable, recurring revenue streams and operating leverage in its membership subscription and issuer subscription model as well as the market opportunity will result in margin expansion and long term revenue growth. AMI believes there is a large opportunity to convert many of the people who utilize financial information that is publicly available to paid subscribers of the Site.

    Although AMI generally requests and receives cash compensation for its products and services, in its discretion it may (and has) accepted equity compensation from its issuer  profile clients. When AMI accepts equity compensation it discloses its equity interest in its respective clients as appropriate.

   Memberships

    In part, the Site is intended to provide affluent investors an on-line community to help generate and research new investment ideas.  Upon registering, all members must represent to AMI that they meet the requirements of an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act of 1933).

    On the Site members can post comments and other information on a range of investment related issues, review information posted by other members, and interact with other members regarding investment and financial market issues.  This exchange of information is done primarily through blogs, chat rooms, and posting of comments and other information. Members cannot post materials (including comments) on the Site in an anonymous manner.   AMI currently provides two levels of online memberships to the Site (Free and Full Access):

1.	Free Memberships provide members to the Site services and privileges including:

•	The ability to network with other members to the Site;
•	Access to “profiles” published by individual companies (i.e. “”Profiles”” as further described below);

•	The ability to monitor their portfolio and to explore new investment opportunities using investment tools, tracking programs and stock quotes;
•	Access to financial news, market commentary, and live news feeds;
•	Access to videos, interviews and information about companies (particularly those in the microcap and small-cap categories);
•	The ability to connect privately with other members to the Site;
•	The ability to create discussion groups or personal blogs regarding financial and investment related information; and
•	The ability to create and post a member profile.

2.	Full Access Memberships provide members to the Site all of the services and privileges available to Free Memberships as well as:

•	Full access to view and download research reports (researched and analyzed by AMI analysts and staff;
•	Full access to review business certain business valuations with respect to certain companies;
•	Full Access to attend all investment conferences hosted by AMI; and
•	The ability to create and post both a member and corporate (Issuer) profile.

    Profiles Services

    AMI also offers products and services intended for small/microcap companies that are intended to permit them to post general information about their business on the Site, to participate as a presenter and/or exhibiter in investment conferences organized by AMI, and to receive assistance with marketing their business.    The Site is intended to that Profile clients  can utilize it to provide an overview of that particular company and publish information such as its current and/or proposed business plans and operations.   Here, companies generally post information such as:

▪	Their current business plan;

▪	A company overview presentation and/or introductory video;

▪	Summary information regarding their executive team;

▪	Historical financial performance; and

▪	Hyperlinks to their company website, SEC filings, press releases, video clips, interviews, and industry developments if applicable.

    AMI currently offers four different tiers of services (or “Profile Service”) to profile clients (Premium, Platinum, Valuation and Marketplace Directory Listing).  These different tiers or profiles of services can generally be described as:

▪
Premium Profiles – Provide a profile client the same benefits as offered to Full Access Members, plus access to a large database of accredited and institutional investors through the website. This database contains general information regarding AMI members, as well as third parties. The individuals and entities that populate this database range from funds, to individuals, to angel investors, compiled from a research firm and then licensed to AMI. Finally, Premium Profile clients are provided a Conference/Exhibitors table at a conference organized by AMI. AMI charges a flat fee for this service.

▪
Platinum Profiles – Provide a profile client the same benefits as offered to Full Access Members, plus AMI provides assistance to Platinum Profile clients in navigating and searching the database of prospective business partners. Based on selected objective criteria, such as market sector, AMI attempts to match clients with persons or entities that might be interested in pursuing a business relationship with that profile client.  Finally, Platinum Profile clients are provided a presentation slot at an investment conference organized by AMI. AMI charges a flat fee for this service.

▪
Valuation Services – AMI provides companies a service to assist them present information regarding their company, including marketing materials and valuation information.  The fee charged for this service varies based on the services actually requested and provided.

▪
Marketplace Directory Listing – AMI has created a Marketplace Directory Listing tool on the Site for companies that desire to present information regarding their business to members to the Site.  AMI charges a flat fee for this service.

Conferences and Seminars

    AMI intends to host multiple investment conferences across the U.S. each year.  Members to the Site as well as other persons may register to attend these conferences.   Subscribing Issuers to the Site are given the opportunity to either present a 30 minute overview of their business to conference attendees and/or to have a Conference/Exhibitors table (depending on their paid contracted service).  During 2009 AMI hosted one conference.  AMI has hosted one investment conference thus far in 2010 and plans to host up to five additional conferences.

Research

    AMI provides financial reports and analysis to its members which it believes is independent and unbiased.   This research and information in large part focuses on small/microcap companies, as AMI believes that information and research with respect to these companies is difficult to come by.

Competition

AMI competes in the market for financial research and information which is a highly competitive market. AMI competes with other free and fee-based financial information websites such as yahoo/finance, www.raisecapital.com, and angelsoft.com with respect to its financial information services.  Additionally, AMI competes with other providers of financial information and research, including those who provide such information through more traditional channels such as the radio, television and print.   AMI believes it has a competitive advantage over other financial information websites because of the reputation of its staff, that it is targeting a specific group of persons with specific information needs, and mainly focuses on the micro-cap space which it believes is underserved.

AMI believes that through its marketing and branding efforts, quality service development, and strategic alliances with advertisers, financial analysts, and others in the financial industry it will be able to develop a loyal client base in order to compete in the very competitive online marketplace.

Dependence on one or a few major customers

    AMI is dependent on generating traffic to the website and developing a loyal registered user base (both in terms of members and repeating issuers) in order to draw advertisers and to generate fees. Because AMI specifically targets sophisticated investors in the micro-cap space the market of potential users is limited. AMI is dependent on generating revenue from advertisements and fees from paying members, companies or organizations.

Distribution Methods

    Upon acquiring the intangible assets (customer contracts and relationships) of EdgeWater Research, LLC, AMI acquired a base of subscribers for the research published by EdgeWater.  In additional to promoting its services through its officers, directors and employees, AMI utilizes independent contractors to sell memberships to the Site and otherwise promote its products and services.

Intellectual Property

    AMI owns and maintains a portfolio of intellectual property assets which it hopes to continue to build. AMI believes that its intellectual property assets create great value to the Company and therefore has taken steps to protect it through trademark, copyright, trade secret, and trademark laws of the United States and through contractual agreements.

    AMI has and/or plans to enter several licensing and syndication agreements to obtain content for its website. While AMI has entered agreements with its content providers to own all rights, including copyrights, in the original content written by its content providers, AMI believes it may need to license certain content from third party sources to provide new or additional content to the site. AMI also has or plans to enter licensing or syndication agreements with third parties to provide news feeds and stock and market based information.

Government Regulation

    AMI is subject, both directly and indirectly, to various laws and governmental regulations relating to its business. There are currently few laws or regulations directly applicable to commercial online services or the Internet. However, due to increasing popularity and use of commercial online services and the Internet, it is possible that a number of laws and regulations may be adopted with respect to commercial online services and the Internet. These laws and regulations may cover issues that include, for example, user privacy, pricing and characteristics, and quality of products and services. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues that include, for example, property ownership, libel and personal privacy, is uncertain and could expose AMI to substantial liability. Any new legislation or regulation or the application of existing laws and regulations to the Internet could have a material and adverse effect on our business, results of operations and financial condition.

    As AMI services are available over the Internet anywhere in the world, multiple jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions. AMI’s failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject the company to taxes and penalties for the failure to qualify. It is possible that state and foreign governments might also attempt to regulate AMI’s transmissions of content on its website or on the websites of others or prosecute us for violations of their laws. AMI cannot assure you that violations of local laws will not be alleged or charged by state or foreign governments, that the company might not unintentionally violate these laws or that these laws will not be modified, or new laws enacted, in the future.

    The securities, financial advisory, brokerage services, and financial services industries are subject to extensive regulation under both federal and state laws by governmental agencies, supervisory authorities, and self regulatory organizations. AMI does not believe its business operations subject it or its officers and directors to this type of regulation.  However, if AMI or its officers and directors are deemed to be subject to the regulations imposed on the securities, financial advisory, brokerage, and financial services industries these regulations would impose significant limitations or on AMI’s ability to implement our business plan and require significant amounts of corporate resources for compliance with such regulations, some of which have been included in our budget.

Website Development

    During fiscal 2009 AMI has spent approximately $224,000 of costs on website development activities with respect to building and developing its database and the Site.  AMI expects to continue to devote a portion of its working capital to continuing to develop and improve the Site.

Number of total employees and number of full time employees

    AMI currently has eight employees of which seven are full time.

 Report to Security Holders

    Across America files reports with the Securities and Exchange Commission (“SEC”) as required by Section 13(a) of the Securities Exchange Act of 1934. The public may read and copy an materials filed by the Company with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.  AMI’s website is www.accreditedmembers.com.

B.	Risk Factors

    The Company’s securities are highly speculative and involve a high degree of risk, including among other items the risk factors described below.

RISKS RELATED TO OUR BUSINESS

    AMI has a lack of operating history and lack of revenues from operations.  AMI is a new enterprise, has limited history of operations and is in the early stage of growth.  AMI is subject to many risks common to enterprises with limited or no operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources, and limited customers and revenue sources. AMI will need to generate significant revenues to achieve profitability, and it may not be able to do so.

    In addition, AMI expects that it will likely need to raise additional capital in order to move forward with its projected business operations.  Any future financing would likely be dilutive to the Company’s existing shareholders. There is no assurance that any additional capital that the Company will require will be obtainable on terms acceptable to us, if at all. The failure to obtain such additional financing could result in delays or indefinite postponement of all or certain of our business operations.   Further, especially in light of on-going recent abnormal volatility of the global markets, a general tightening of lending standards, and a general decrease in equity financing and similar type transactions it could be difficult for AMI to obtain funding to allow it to continue to develop its business operations.

    Our financial statements reflect a “going concern” qualification.  As a result of our losses from operations and limited capital resources, our independent registered public accounting firm’s report on our financial statements as of, and for the year ended, December 31, 2009, includes an explanatory paragraph discussing that these conditions raise substantial doubt about our ability to continue as a going concern.  Our ability to continue to pursue our plan of operations as described herein is dependent upon our ability to increase our revenues and/or raise the capital necessary to meet our financial requirements on a continuing basis.

    As a result of promissory notes previously issued by AMI, AMI is significantly leveraged and has significant debt service requirements.  As a result of a previous convertible promissory note offering AMI conducted in 2009 it has significant indebtedness.  The notes issued in that offering are not scheduled to mature until 2014. AMI is not required to establish a sinking fund for the repayment of these note obligations.  AMI’s indebtedness could adversely affect the company’s overall operations, including among other things its ability to obtain additional financing if necessary, and a significant portion of AMI’s cash flow from operations could be dedicated to the repayment of interest and principal on the promissory notes which would reduce the amount of funds available for other corporate purposes.  AMI’s ability to meet its debt service obligations and reduce its indebtedness will be dependent upon the company’s future performance, which will be subject to the success of its business strategy, general economic conditions, and financial business and other factors affecting the Company’s operations, many of which are beyond the AMI’s control.  There can be no assurance that AMI’s business operations will generate sufficient cash flow from operations to meet its debt service requirements and the potential payment of principal in cash when due, and if AMI is unable to do so, it may be required to liquidate assets, to refinance all or a portion of the indebtedness or seek to obtain additional financing.

    AMI’s business plan is unproven and subject to numerous uncertainties.  AMI is primarily in the business of building and administering an on-line community that is intended to serve as a gateway for qualified investors and companies to build business relationships and identify business investment opportunities.  Demand for these services is unproven and there can be no assurance that investors or companies will adopt or utilize these services. If AMI is unable to attract and retain a sufficient number of members and persons to utilize its services, it will have an adverse effect on AMI’s revenues, profitability and financial condition.

    AMI’s results of operations may be affected by factors that are not within the company’s control.   AMI’s operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of its control.  These factors include but are not limited to: significant declines in the securities markets, the individual market and financial performance of issuers and members that utilize AMI’s services, risks inherent in the financial markets such as volume and liquidity fluctuations, and overall general economic conditions.  These factors could adversely affect members and issuers that utilize AMI’s services and cause them to terminate the use of the services AMI offers through its website.  As a result of AMI’s lack of operating history, and the nature of the industry and markets in which it operates, it is difficult for AMI to forecast its revenues or earnings accurately.  AMI may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  Accordingly, any significant shortfall in revenues relative to AMI’s planned expenditures would have an immediate adverse effect on AMI’s business, results of operations and financial condition.

    New and existing competitors may enter AMI’s markets and take away market share from the Company. AMI currently believes there are limited competitors for the range of services it offers and plans to offer.  These competitors, or new competitors, could potentially have more efficient systems, better management, successful personnel, and greater financial backing.  If competition increases within AMI’s markets the company’s financial position could potentially be negatively impacted.

    AMI is reliant on certain of its suppliers and vendors.  In part, AMI’s services are intended to allow its members to monitor their portfolios, and have access to real time financial news, market commentary, stock quotes, and other current financial data and information.  AMI believes this is a significant service offered to its members.  AMI is dependent on certain third party vendors to supply the company with the on-going real time information and to make the information available to members.  Although AMI believes it can continue to obtain this information and related services at reasonable rates, if the company is unable to continue to obtain this information at reasonable rates AMI’s services will be adversely affected and could impact the company’s ability to generate revenues through membership sales.

    There is no assurance that AMI will be successful in expanding its operations and, if successful, managing its future growth.  AMI’s payment obligations for the development and administration of its website and business operations have, and will, result in significant operating costs.  If AMI is unable to generate revenues that are sufficient to cover its operating costs, the company’s results of operations will be materially and adversely affected.  In addition, AMI may experience periods of rapid growth, including increased staffing levels.  Such growth will likely place a substantial strain on management, operational, financial and other resources.  Moreover, AMI will likely need to train, motivate and manage additional employees and attract sales, technical and other professionals.  Any failure to expand these areas and implement such procedures and controls in an efficient manner and at a pace consistent with our business objectives would have a material adverse effect on our business, financial condition and results of operations.

    Performance problems with AMI’s website could negatively impact our business plan.  AMI’s success will depend greatly on (i) successfully completing the on-going development of its website that supports the company’s on-line community, and (ii) maintaining the site to minimize delays and systems problems.  The occurrence of system delays could interrupt data processing or result in the loss of stored data.  In addition, AMI will depend on the efficient operation of web browsers, internet service providers and internet connections from our customers to our systems, and the receipt of information and data feeds on a timely basis from service and content providers.  Significant outages or delays in any of these areas may result in a loss of potential or existing users of our web site, which if sustained or repeated could reduce the attractiveness of our site and negatively impact our business plan.

    AMI’s intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand image and harm our business and our operating results. AMI intends to create, own and maintain a wide array of intellectual property assets, including copyrights, trademarks, trade secrets and rights to certain domain names, which it believes are, or will be, among its most valuable assets.  AMI seeks to protect its intellectual property assets through copyright, trade secret, trademark and other laws of the United States, and through contractual provisions.  The efforts AMI has taken to protect its intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of those rights.  In addition, effective trademark, copyright and trade secret protection may not be available or cost-effective in every country in which our website and media properties are distributed or made available through the internet.  There may be instances where AMI is not able to fully protect or utilize its intellectual property assets in a manner to maximize competitive advantages.  Third parties may, from time to time, copy significant content available on AMI’s website for use in competitive internet services.  Protection of the distinctive elements of AMI’s website may not be available under copyright law.  If AMI is unable to protect its proprietary rights from unauthorized use, the value of its brand image may be reduced.  Any impairment of AMI’s brand could negatively impact its business.  In addition, protecting AMI’s intellectual property and other proprietary rights is expensive and time consuming.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

    AMI will need to hire additional personnel.  AMI’s future success depends on its ability to identify, attract, hire, train, retain and motivate highly skilled executive, technical, sales and marketing and business development personnel. Competition for qualified personnel may be intense.  If AMI fails to successfully attract, assimilate and retain a sufficient number of such personnel, its business will suffer.

    AMI could be subject to the extensive government regulations imposed on the financial and securities industries, and if we are deemed subject to such regulation it would impose significant obligations and restrictions on our ability to conduct our planned business operations. The securities, brokerage services, and financial services industries are subject to extensive regulation under both federal and state laws by governmental agencies, supervisory authorities, and self regulatory organizations. AMI does not believe its business operations subject it or its officers and directors to this type of regulation.  However, if AMI or its officers and directors are deemed to be subject to the regulations imposed on the securities, brokerage, and financial services industries these regulations would impose significant limitations or on our ability to implement our business plan and require significant amounts of corporate resources for compliance with such regulations, some of which have been included in its budget.

RISKS RELATED TO OUR SECURITIES

    No Dividends.  The Company does not intend to declare any dividends in the foreseeable future.  Investors who require income from dividends should not purchase our common stock.

    The vast majority of our common stock is currently considered restricted stock and our common stock is not currently eligible to be resold pursuant to Rule 144.  A significant portion of our outstanding common stock is considered either “restricted shares” or “control shares” as defined in Rule 144 under the Securities Act.  The restricted shares may only be sold if they are registered under the Securities Act or another exemption from registration under the Securities Act.  However, because Across America was a shell company our restricted common stock is not currently eligible to be resold pursuant to Rule 144 until twelve months after the filing of this Form 8-K.

 The lack of a broker or dealer to create or maintain a market in our stock could adversely impact the price and liquidity of our securities.  The Company has no agreement with any broker or dealer to act as a market maker for its securities and there is no assurance that it will be successful in obtaining any market makers. Thus, no broker or dealer will have an incentive to make a market for our stock. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

    As our stock is not listed on a national securities exchange, trading in our shares will be subject to rules governing "penny stocks," which will impair trading activity in our shares.  Our stock is not on a national securities exchange. Therefore, our stock is subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to "penny stocks" require a broker dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

    These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock.

    In general, buying low-priced penny stocks is very risky and speculative.  The Company’s common stock is currently defined as a penny stock under the Securities and Exchange Act of 1934, and rules thereunder.  You may not able to sell your shares when you want to do so, if at all.

    Our shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in the public markets.

    The over-the-counter market for stock such as ours is subject to extreme price and volume fluctuations. You may not be able to resell your shares at or above the public sale price.

    The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

    As a company with a class of securities registered pursuant to the 1934 Act the Company has significant obligations under the 1934 Act.

    Having a class of securities registered under the 1934 Act is a time consuming and expensive process and subjects the company to increased regulatory scrutiny and extensive and complex regulation.  Complying with these regulations would be expensive and could require a significant amount of management’s time.  For example, public companies are obligated to institute and maintain financial accounting controls and for the accuracy and completeness of their books and records.  These requirements could necessitate additional corporate spending on procedures and personnel requiring us to reallocate funds from other business objectives.

C.	Financial Information

Overview

    On February 24, 2010, Across America  entered into the Agreement and Plan of Merger and Reorganization with AMI pursuant to which AMI became a wholly owned subsidiary of Across America.  Each issued and outstanding share of AMI common stock was converted into the right to receive 2.603 shares of Across America common stock.   As a result of the merger transaction, our operations our now focused on the products and services offered by and through AMI.  Consequently, we believe that acquisition has caused us to cease to be a shell company as we now have more than nominal operations.

    The following management’s discussion and analysis is with respect to the financial statements of AMI that are filed with this Form 8-K.  For information related to Across America’s operations prior to the Merger Transaction, please see Across America’s Annual Report on Form 10-K for the year ended December 31, 2009 and all other prior reports filed by Across America with the Securities and Exchange Commission.

    As described above, AMI was formed in December 2008, for the purpose of acquiring customer contracts and related customer relationships from Edgewater Research LLC (“Edgewater”).  AMI had no operations from its formation date to the date of the Edgewater acquisition which occurred on March 11, 2009.  The financial statements for the year ended December 31, 2008, and the period from January 1, 2009 through March 10, 2009 reflect the results of operations of Edgewater, whereas the financial statements for AMI reflect its results of operations from March 11, 2009 through December 31, 2009.

    As a result of our losses from operations and limited capital resources, our independent registered public accounting firm’s report on our financial statements as of, and for the year ended, December 31, 2009, includes an explanatory paragraph discussing that these conditions raise substantial doubt about our ability to continue as a going concern.  Our ability to continue to pursue our plan of operations as described herein is dependent upon our ability to increase our revenues and/or raise the capital necessary to meet our financial requirements on a continuing basis.

    Results of Operations

    Upon AMI’s acquisition of Edgewater’s assets in March 2009, AMI began devoting a significant amount of time and expenses to growing and further developing Edgewater’s business.  Prior to the acquisition by AMI, Edgewater was operated by David Lavigne.  Upon AMI’s acquisition of Edgewater’s assets in March 2009, and throughout the remainder of 2009, AMI focused on significantly growing and expanding upon Edgewater’s business operations, including the development of the AMI website and devoted significantly more financial resources to marketing and growing the business and the products and services offered to clients.  As such, the results of operations of AMI and Edgewater for the periods presented in the financial statements may not provide a meaningful comparison.

    From March 11, 2009 through December 31, 2009 AMI recognized a net loss of $(1,589,056), whereas during 2008, Edgewater recognized net income of $11,193.  However, AMI’s net loss for the period ended December 31, 2009 was primarily the result of the significant amount of expenditures associated with marketing and promoting its new and expanded business operations and services to current and prospective clients.  AMI believes these types of expenses are common for start-up business.  Included in the $931,767 in the general administrative expenses AMI incurred during the period ended December 31, 2009 were expenses of $451,474 for staffing and employment related expenses which are related to the increased business operations conducted by AMI as compared to Edgewater.  Similarly, AMI incurred $677,581 in selling and marketing related expenses during the period ended December 31, 2009, which were primarily expended to promote and market AMI’s website and investment conferences (the first of which was held in September 2009).  Also, as of December 31, 2009 AMI had seven full time employees, including its President, and Chief Executive Officer whereas as of December 31, 2008 Edgewater only had one full time employees.  As a result AMI recognized an operating loss of $(1,570,396) during the period ended December 31, 2009.

    On the other hand, during 2008 Edgewater offered fewer products and services to its clients, had only utilized three contractors and one full-time employee, and engaged in very limited activities with respect to promoting and marketing its services.  As such, Edgewater’s operating expenses during the year ended December 31, 2008 were only $170,127.

    During the period ended December 31, 2009, AMI recognized $226,783 in revenue.  These revenues were primarily generated through a single conference hosted by AMI as well as through its premium profile sales. In 2008 Edgewater recognized $302,167 in revenues which it primarily generated through two conferences.  AMI believes that the revenues it recognized during 2009 were hampered in part as a result of the general economic conditions and turbulent market conditions which reduced the demand for the products and services if offers.  AMI is optimistic that as it continues to grow and promote its business, it will expand the number of conferences it hosts to at least four-to-six per year, and if general market conditions continue to show signs of stabilizing, its revenues during fiscal 2010 will grow in comparison to 2009.

    Liquidity and Capital Resources

    As of December 31, 2009 the AMI had working capital of $533,270, and had $564,883 of cash on-hand.   AMI began generating revenues through its website in June, 2009.  However, in large part during 2009 AMI funded its operations through funds raised through the sale of its securities.  During 2009 AMI received $170,000 through the issuance of common stock to its founding members in March 2009; received $300,000 upon the exercise of two warrants in June 2009; and completed two private placements of its securities – both of which are described below.

    Commencing in March 2009 AMI conducted a private placement of 10% convertible promissory notes (the “Notes”).  That private placement concluded in July 2009.  In total AMI issued Notes in a total face amount of $587,800.  The Notes are unsecured and are due in full within five years of their date of issuance.  The Notes bear interest at 10% per annum with the interest being payable on the 15th day of each month.  AMI may prepay the Notes in whole or in part without penalty at any time after the Company’s common stock trades at or above $0.60 per share for more than 20 consecutive trading days so long as the cumulative trading volume is at least 500,000 shares in that 20 trading day period.  Additionally, a holder of the Notes may convert the outstanding balance into shares of Company common stock at a price per share of: (i) $0.30 per share if the conversion is effected prior to the close of the third consecutive calendar month in which the Company is cash flow positive; or (ii) $0.60 per share if the conversion is effected after the close of the third consecutive calendar month in which the Company is cash flow positive.  The conversion price of the Notes is subject to adjustment in certain circumstances.   As of December 31, 2009 an aggregate of $237,500 in principal and interest is due pursuant to the Notes and Notes totaling $350,300 had been converted by certain holders into 1,166,666 shares of common stock at a conversion rate of $0.30 per share.  The $237,500 due to the Note holders is reflected on AMI’s balance sheet as a long-term liability.

    In December 2009 AMI completed a private placement of its common stock, issuing a total of 931,341 shares for aggregate gross proceeds of $679,500.  The shares were issued at $0.75 per share.

    AMI believes that the proceeds from the issuance of its securities, coupled with its cash on hand and projected revenues, will be sufficient to cover its costs and expenses for approximately six months.  However, estimates for expenses may change, in which case the Company’s capital would not be sufficient for this time period.  AMI anticipates that it will need to raise additional capital to fund its projected business expenditures and operations. There can be no assurance that additional financing will be available to AMI on reasonable terms, if at all.

    During the period ended December 31, 2009 AMI recognized $226,783 in revenue.  These revenues were primarily generated through by AMI in the second half of the year through the investment conference AMI held in September 2009 along with the limited online membership sales to its new social networking environment.  In 2008 Edgewater recognized $302,167 in revenues which it primarily generated through two conferences with an established recurring subscriber base.  AMI is optimistic that as it continues to grow and promote its business, and if general market conditions continue to show signs of stabilizing, its revenues during fiscal 2010 will grow in comparison to 2009.  During fiscal 2010 AMI anticipates holding six investment conferences whereas during fiscal 2009 we only held one such conference as we spent much of 2009 focusing on developing our initial business operations.  The Company believes that as its business continues to mature and more people are exposed to, and utilize, the services it offers, AMI’s revenues and business operations will grow.

    Off Balance Sheet Arrangements

    We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

    Critical Accounting Policies

    The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

    Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition. Our significant accounting policies are disclosed in Note 2 to the Financial Statements included in this Form 8-K.

    While all of the significant accounting policies are important to the Company’s financial statements, the following accounting policies and the estimates derived therefrom, have been identified as being critical:

Revenue recognition:

    The Company recognizes revenue pursuant to SEC Staff Accounting Bulletin No. 104, Revenue Recognition and Accounting Standards Codification (ASC) 605-25 (formerly known as Emerging Issues Task Force Issue No. (EITF) 00-21, Revenue Arrangements with Multiple Deliverables. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sale price is fixed or determinable and collectibility is reasonably assured. Membership service contracts typically consist of multiple deliverables, including web-based services over the membership term and participation in conferences.  The Company defers the revenue associated with any undelivered elements. The amount of revenue deferred in connection with the undelivered elements is determined using the relative fair value of each element, which is generally based on each element's relative retail price. For valuation products that are sold to customers, such as valuation reports, revenues are recorded upon delivery and acceptance of the product to the customer. Deferred revenue represents contractual billings in excess of revenue recognized.

Website development costs:

    The Company applies accounting standards which specify the appropriate accounting for costs incurred in connection with the development and maintenance of web sites. Costs related to certain web site development activities are expensed as incurred (such as planning and operating stage activities). Costs relating to certain website application and infrastructure development are generally capitalized, and are amortized over their estimated useful life. Through December 31, 2009, the Company has capitalized approximately $224,000 of costs, which are being amortized over a five-year period.

Impairment of long-lived assets

    Long-lived tangible and intangible assets that do not have indefinite lives, such as property and equipment and acquired customer contracts and related customer relationships are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the assets and their eventual disposition. Measurement of an impairment loss for such long-lived assets is based on the fair value of the assets.

Stock-based compensation:

    The Company’s accounting for stock-based compensation requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123(R) also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period).

Recent accounting pronouncement:

    In October 2009, the Financial Accounting Standards Board (“FASB”) issued new revenue recognition standards which eliminates the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. These standards are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact, if any, that the adoption of this standard may have on its consolidated financial statements.

D.	Properties.

    On May 15, 2009 AMI entered into a Lease Agreement for the lease of office space at 7660 Goddard Street, Suite 100, Colorado Springs, CO 80920 which AMI utilizes as its corporate office.  The lease is scheduled to terminate on June 30, 2010. AMI pays $5,272 per month under the terms of the lease.  AMI does not own any real estate and does not currently have plans to acquire any real estate.

E.	Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Management

    As a result of the Merger Transaction on February 24, 2010 Across America had 28,654,010 shares of its common stock issued and outstanding.  The following table sets forth the beneficial ownership of Across America’s common stock as of February 24, 2010 by each person who now serves as a director and an executive officer of the Company and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group.  The information relating to the ownership interests of such shareholders is provided after giving effect to the Merger.

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)	Percent of Common stock

Brian Klemsz 700 17th Street, Suite 1200 Denver, CO 80201	Director	574,300 (3)	2.0%

J.W. Roth c/o AMI 7660 Goddard Street, Suite 100, Colorado Springs, CO 80920	Co- Chairman of the Board	5,206,000 (4)	18%

David Lavigne c/o AMI 7660 Goddard Street, Suite 100, Colorado Springs, CO 80920	Co-Chairman of the Board (2)	3,904,000	13.5%

Delray Wannemacher c/o AMI 7660 Goddard Street, Suite 100, Colorado Springs, CO 80920	President and Director (2)	3,036,832	10.5%

Kent Kiefer c/o AMI 7660 Goddard Street, Suite 100, Colorado Springs, CO 80920	Chief Executive Officer	488,497 (5)	**

All current directors, executive officers and named executive officers as a group (five persons)		13,209,629	45%

** Indicates less than one percent.

(1)      Calculated in accordance with rule 13d-3 under the Securities Exchange Act of 1934.

(2)      Messrs. Lavigne and Wannemacher each serve as officers and directors of AMI.  Messrs Lavigne and Wannemacher are expected to be appointed as directors of Across America subject to the filing and mailing of a Schedule 14f information statement.  They are expected to begin serving as directors of Across America on the 10th day following the filing and mailing of a Schedule 14f information statement.

(3)      A total of 194,000 of these shares are owned of record by Sarmat, LLC, which is controlled by Mr. Brian Klemsz, our President. A total of 120,000 shares are owned in the name of family members of Mr. Klemsz.

(4)      Includes 2,603,000 shares held beneficially held by Mr. Roth’s spouse.

(5)       Includes 98,047 shares of common stock.  Also includes 390,450 options that either are vested or vest within sixty days; but does not include 650,750 options that vest on July 1, 2010 and thereafter.  The numbers used to report Mr. Kiefer’s stock options in the above table and in this footnote reflect the stock option granted to Mr. Kiefer by AMI on October 1, 2009 but adjusted to reflect the Merger Transaction.

   Security Ownership of Certain Beneficial Owners

    As a result of the Merger Transaction on February 24, 2010 Across America had 28,654,010 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Registrant’s common stock as of February 24, 2010 by each person (other than the directors and executive officers) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of common stock.  The information relating to the ownership interests of such shareholders is provided after giving effect to the Merger Transaction.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common stock
BOCO Investments, LLC 262 E. Mountain Ave. Fort Collins, CO 80524	2,789,768 (2)	9.6%

David Nahmias 14 Lynnfield St. Memphis, TN 38120	1,952,250	6.7%

WestMountain Prime LLC 123 North College Ave. #200 Fort Collins, CO 80254	1,955,227	6.8%
____________

(1)	Calculated in accordance with rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Does not include 1,955,227 shares held by WestMountain Prime, LLC an entity in which Boco Investments, LLC is the majority interest holder.

Change in Control Arrangements

    Except for the Merger Agreement, there are currently no arrangements that would result in a change in control of the Registrant.

F.	Directors and Executive Officers

   Officers and Directors

    Below are the names, titles, and ages of the Company’s directors and executive officers following the closing of the Merger Transaction.  There are no family relationships among any of the directors or executive officers.  There is no agreement or understanding between the Company and each director or executive officer pursuant to which he was selected as an officer or director.

Name	Age	Position
Brian Klemsz(1)	50	Director
J.W. Roth	46	Co-Chairman of the Board
David Lavigne (2)	47	Co-Chairman of the Board
Delray Wannemacher (2)	36	President and Director
Kent Kiefer	42	Chief Executive Officer and Secretary

(1) Mr. Klemsz will remain as a director of the Company subject to the filing and mailing of a Schedule 14f information statement and is expected to resign as a director of the Company, effective on the 10th day following the filing and mailing of a Schedule 14f information statement.

(2) Messrs. Lavigne and Wannemacher are expected to been appointed as directors of the Company subject to the filing and mailing of a Schedule 14f information statement and are expected to begin serving as directors of the Company on the 10th day following the filing and mailing of a Schedule 14f information statement.

Brian Klemsz has been Across America’s President, Secretary-Treasurer, and a Director since its inception. Since March, 2007, he has been the Chief Investment Officer of BOCO Investments, LLC, one of Across America’s shareholders. He was Chief Investment Officer for GDBA Investments, LLC, a private investment partnership and the principal shareholder of the Company, from May, 2000 until March, 2007. Mr. Klemsz received a Masters of Science in Accounting and Taxation in 1993 and a Masters of Science in Finance in 1990 from Colorado State University. He received his Bachelor of Science degree from the University of Colorado in 1981.

J.W. Roth is a co-founder of AMI and will serve as the Company’s Co-Chairman of AMI’s Board of Directors following the merger transaction.  Mr. Roth is involved in all aspects of AMI’s business.  Mr. Roth served as AMI’s Chief Executive Officer until October 1, 2009.  Mr. Roth served as a director of Disaboom, Inc. (OTC-Pink Sheets DSBO.PK)  from its inception through  May 2009..  Since 1997 Mr. Roth has served as the as the President of JW Roth & Company, Inc., a consulting company.  Prior to founding JW Roth & Company, Mr. Roth worked in the financial sales industry for American National Insurance Company and the Prudential Insurance Company.  Additionally, Mr. Roth has worked for, and been associated with, the business development of several companies such as Fear Creek Ranches, IMI Global, Inc., CattleNetwork, Inc., Front Porch Direct, and AspenBio Pharma, Inc.

David L. Lavigne is the sole founder of EdgeWater Research Partners LLC. EdgeWater Research was started in 2002 and was a subscription based service providing micro-cap and small-cap research to institutions, brokers and individual investors.  Because of his experience both with EdgeWater in the micro-cap and small-cap research business Mr. Lavigne has served as an officer and director of AMI since its inception.  Mr. Lavigne has spent approximately 25 years in the financial and investment industry primarily employed by small regional sell-side broker-dealers involved in the provisioning of both investment banking and research services with respect to micro cap and small cap issuers.  Mr. Lavigne’s experience includes creating research and analysis for retail and institutional clients, as well as research that augments the due diligence process of the corporate finance departments of his respective employers.  His generalist research has encompassed several dozen public companies.  Mr. Lavigne graduated from the University of Idaho in 1984 with a BS degree in Finance.

Delray Wannemacher was appointed to AMI’s Board of Directors and as AMI’s President on July 1, 2009.  Mr. Wannemacher has been working with communications-based startup companies for over 17 years. Over the past eight years, he founded, financed, and sold two companies; one being InSolutions, a network integration company, incorporating voice, security, and data; the second was a spinoff of InSolutions named Delaine Security Services, built and sold within one year after its inception.

Kent Kiefer began serving as AMI’s Chief Executive Officer on October 1, 2009.  Mr. Kiefer has a range of business experience, most recently serving as the Senior Vice President, Operations for Focus on the Family from 2005 until 2009.  At Focus on the Family Mr. Kiefer’s duties included coordinating and overseeing fund-raising activities, communicating with major donors and foundations, the oversight of a business unit, and the integration of Focus on the Family offices in multiple locations.  Prior to Focus on the Family Mr. Kiefer has held a range of other professional positions including serving as a Lead Financial Analyst for Quest Communications, International, Inc., serving as a Financial Services Advisor at Prudential – Financial, and serving as the Director of Operations of Employee Solutions, Inc.  Mr. Kiefer received a MBA Operations & Financial Management from Arizona State University in 1994.

Legal Proceedings

None of the directors or executive officers of the Registrant or AMI have been involved in any legal proceedings that are material to an evaluation of their ability or integrity and otherwise required to be disclosed pursuant to Item 401 of Regulation S-K, within the past ten years.

Board of Directors – Composition.

AMI’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.  Currently, AMI does not have a separate nominating committee as to date it does not believe that the Company as an early stage company with limited personnel required such a committee.  However, as the Company grows AMI may consider establishing a separate nominating committee.  As such, currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary.  In identifying Board candidates it is the Board’s goal to identify persons whom it believes have appropriate expertise and experience to contribute to the oversight of a company of AMI’s nature while also reviewing other appropriate factors.

AMI believes that each of the persons that currently comprise its Board of Directors (and who are expected to comprise Across America’s Board of Directors) have the experience, qualifications and attributes and skills taken as a whole to enable the Board of Directors to satisfy its oversight responsibilities effectively. In particular, AMI believes that because Mr. Roth has over twenty years of experience working with private and public companies in the early and start-up stages, including experience as an officer and director of such companies, that he is a valuable member of our Board of Directors.   Also, Mr. Lavigne was the founder of Edgewater Research Partners and as a result is very familiar with AMI’s business plan and its clientele.  Further, Mr. Lavigne has significant experience with respect to drafting and distributing research and information on micro-cap companies and AMI believes he is well respected in that arena.  With respect to Mr. Wannemacher, AMI believes that his experience with business development for a variety of early stage companies, as well experience including involvement in their ultimate sale process, makes him a valuable member of AMI’s Board of Directors.

G.	Executive Compensation.

Compensation and other Benefits of Executive Officers

    The following table sets out the compensation received during the previous two fiscal years, in respect to each of the individuals who served as Across America’s or AMI’s chief executive officer at any time during the last fiscal year and for both companies most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Non-Equity
				Option	Incentive Plan	All Other
Name and	Fiscal	Salary	Bonus	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)

Brian L. Klemsz President, CEO and CFO of Across America (1)	2009	$0	$0	$0	$0	$0	$0
	2008	$0	$0	$0	$0	$0	$0

JW Roth (2) Co-Chairman of AMI Board of Directors	2009	$70,000	$10,000	$0	$0	$12,452 (3)	$92,450
	2008	$0	$0	$0	$0	$0	$0

Kent Kiefer (2) CEO of AMI	2009	$25,000	$5,000	$38,475 (4)	$0	$9,750 (5)	$39,750
	2008	$0	$0	$0	$0	$0	$0

(1)
During fiscal 2008 and fiscal 2009 Across America did not pay Mr. Klemsz and form ofcompensation.  Effective February 24, 2010 Mr. Klemsz resigned from all executive offices he held with Across America.

(2)	Mr. Roth served as the Chief Executive Officer of AMI from its inception until October 1, 2009 when Mr. Kiefer was appointed to that position.

(3)
Comprised of commissions paid to Mr. Roth during 2009 in the amount of $7,202.  Mr. Roth recieves a commission of up to 20% of the revenue attributable to each of AMI’s issuer profile sales that were initiated by Messrs. Roth, Lavigne, or Wannemancher and then divided among those same three persons.  The remaining $5,250 relates to a monthly health insurance allowance of $750 given to all employees

(4)
Upon being hired by AMI Mr. Kiefer was granted an option to purchase 400,000 shares of AMI’s common stock, which by its original terms was exercisable at $0.75 per share (the number of shares underlying the option and the exercise price listed in this footnote reflect the original terms of the option, however, the option has been proportionately adjusted to reflect the Merger Transaction with and between AMI and Across America).  50,000 shares underlying the option vested immediately upon grant and the remaining 350,000 shares are to vest quarterly on a pro-rata basis over a two year term. See Footnote #8 of the Financial Statements as of December 31, 2009 for detail on the assumptions used in the valuation of these options.

(5)
Comprised of commissions paid to Mr. Kiefer during 2009 in the amount of $7,500.  Mr. Kiefer is entitled to receive a commission equal to $250 for each issuer profile AMI sells and delivers.  The remaining $2,250 relates to a monthly health insurance allowance of $750 given to all employees.

AMI’s executive officers are compensated primarily through cash compensation.  Additionally, AMI executive officers are entitled to receive commissions for certain AMI sales that they are involved in originating.  Currently, Mr. Roth receives a salary of $120,000 and Mr. Kiefer a salary of $100,000.  Depending on the individual’s, as well as the Company’s, performance, each of AMI’s executive officers are entitled to receive an annual cash bonus.    Further, each of Mr. Roth and Kiefer (as well as other AMI executive officers) are entitled to commissions for sales of “issuer profiles” to the AMI website that each of them originates.  Within AMI different persons are compensated through slightly different commission structures.  AMI believes that compensating its executive officers in part through commissions provides additional incentive to the executives to help promote and build AMI revenues.

AMI believes that as relatively new company its compensation structure is fair to its executive officers as it is intended to balance the Company’s need to minimize its overhead costs yet reward its executives for performance and company performance.    AMI intends to review and evaluate the compensation structure of its executive officers on a quarterly basis, and depending on the financial, operational and strategic targets established by the Board of Directors may adjust the compensation of its executive officers.

Option Grants To Our Named Executive Officers.

The following table sets forth the outstanding equity awards for each named executive officer of the Company.  The numbers reflected below are being reported as of the closing of the Merger Transaction.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards

Number of Securities
Underlying Unexercised
	Options		Option	Option
			Exercise	Expiration
Name and Principal Position	Exercisable	Un-exercisable	Price ($)	Date

Kent Kiefer,	260,300	780,900	$0.28	10/1/2012
Chief Executive Officer

(1)
On October 1, 2009 Mr. Kiefer was granted an option to purchase 400,000 shares of AMI’s common stock with an exercise price of $0.75 per share, with 50,000 of the shares vesting immediately upon grant, and the remainder of the option to vest quarterly on a pro rata basis over a two year term with the option being exercisable for a three year term until October 1, 2012.   At the closing of the Merger Transaction the number of shares underlying the option was multiplied by the 2.603 exchange ratio and the exercise price divided by the exchange ratio.  The numbers reflected in the above table reflect the as adjusted/post Merger Transaction numbers.

Compensation of Directors

    To date neither AMI nor AMI has provided separate cash, equity or other compensation to any persons in consideration for their services as directors.

Compensation Committee Interlocks and Insider Participation

    The Company does not have a separately designated compensation committee. AMI’s board of directors as a whole served as the body making executive compensation related decisions.   During fiscal 2009 Each of Mr. Roth, Mr. Lavigne, and Mr. Wannemacher served on AMI’s Board of Directors and also served as executive officers of the company.

H.	Certain Relationships and Related Transactions, and Director Independence.

AMI - Related Party Transactions

    There have not been any transactions, or proposed transactions, to which AMI was or is to be a party, in which any AMI director, officer, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest, except for:

(i)	The assignment of assets (customer contracts and related customer relationships) from EdgeWater Research Partners LLC to AMI.

(ii)	The funds advanced to AMI by J.W. Roth were converted into shares of AMI common stock.

(iii)	An agreement entered into in May 2009 between AMI and AMI Partners, LLC, an entity controlled by Mr. Wannemacher, whereby AMI
Partners LLC agreed to serve as a non-exclusive sales representative on behalf of AMI.  This agreement was terminated in June 2009.  However, pursuant to the agreement AMI Partners LLC was issued a warrant to purchase one million shares of AMI common stock which was exercised in full at $0.15 per share on June 30, 2009.

(iv)
AMI Processing maintains an account with a third party bank that currently is utilized solely by AMI Processing solely for the purpose of processing AMI credit card transactions and/or merchant transactions.   AMI Processing provides this service to AMI at no cost.  AMI Processing is an entity controlled by Mr. Wannemacher who also serves as AMI’s President and on its Board of Directors.

Across America Real Estate Exchange, Inc. -  Related Party Transactions

    In January, 2006, an organization named Safe Harbor I, LLC, formerly known as Safe Harbor Business Development Company (“Safe Harbor”), which is controlled by our former President, Mr. Brent Backman, agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. This loan was evidenced by an unsecured promissory note which was due January 23, 2010.

    Effective October 16, 2008, we paid off the principal and accrued interest due on our loan to Safe Harbor Development Company, as assigned to Safe Harbor 1, LLC. At the same time, we entered into a loan arrangement with West Mountain Prime, LLC, which is affiliated with our President, Mr. Klemsz. We borrowed $185,000 from West Mountain Prime, LLC to provide operating capital to cover operating expenses. This loan is evidenced by unsecured promissory notes (the “Notes”) which are now due October 16, 2010, unless converted. All principal and interest accrues until the Notes are due or converted. The applicable interest rate on the Notes is 12% per annum except in the event that we fail to convert any portion of the principal and pay the interest due in which case the applicable rate on the Notes shall thereafter be 18% per annum. At any time prior to the due date of the Notes, all outstanding principal under the Notes may, at the sole option of the Holder, be converted into our common shares equal to the outstanding principal amount of the notes divided by .22.

    As the fair market value of common stock was determined to be $0.26 and $1.50 per share at time of the convertible notes issuance, the convertible promissory notes carry an imbedded beneficial conversion feature.  The intrinsic value of the beneficial conversion feature related to the notes holder’s option for conversion into the Company’s common stock totals $24,000 at December 31, 2008 and $77,000 at December 31, 2009.  As the conversion feature is available at any time before the notes become due, the full amount of the beneficial conversion feature has been recorded as interest expense, beneficial conversion at the time of issuance.  Total interest expense recorded for the beneficial conversion feature for the year ended December 31, 2009 was $53,000.

    We issued have a total of 200,000 warrants to Safe Harbor, exercisable at a price of $0.01 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional inducement for Safe Harbor to loan us $250,000. The warrants are subject to registration rights.

    GDBA Investments, LLC holds 1,178,144 shares of our issued and outstanding stock, representing approximately 65% of our issued and outstanding common stock. Mr. Backman is a beneficiary of GDBA Investments, LLC and controls this entity. GDBA Investments, LLC may be deemed a “parent” as defined under the rules and regulations promulgated under the Securities Act.

   Transactions between AMI and Across America Real Estate Exchange

    As part of a private placement transaction, on June 16, 2009 West Mountain Prime LLC was issued a $125,000 convertible promissory note by AMI.  West Mountain Prime LLC converted that promissory note into 416,666 shares of AMI common stock. West Mountain Prime, LLC., is affiliated with Across America Real Estate Exchange’s President, Mr. Klemsz. Further, immediately prior to the effective date of the transaction AMI’s single largest shareholder (other than its officers and/or directors) was BOCO Investments, LLC which then held 1,033,334 shares of AMI common stock.  Boco Investments LLC is affiliated with Mr. Klemsz.

   Director Independence

    The Company’s Board of Directors currently consists of Messrs. Klemsz and Roth.  It is expected that Messrs. Lavigne and Wannemacher will be appointed to the Board of Directors.  The Company currently utilizes the definition of “independent” as it is set forth in Section 803A of the NYSE Amex Company Guide.  Further, the board considers all relevant facts and circumstances when determining whether its directors are indenpendent(including any relationships).  None of the current, or anticipated, board members are considered independent.

I.	Legal Proceedings.

    There are no legal proceedings, to which AAEX or AMI is a party, which could have a material adverse effect on its business, financial condition or operating results.  Further, neither AAEX nor AMI is aware of any such contemplated or threatened proceedings.

J.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

    Shares of AAEX common stock began trading on the NASD – OTC Bulletin Board in December, 2007.    The table below sets forth the high and low bid prices of AAEX common stock during the periods indicated as reported on Yahoo Finance (http://finance.yahoo.com). The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not reflect actual transactions.

Quarter ended	High	Low
December 30, 2009	$1.50	$0.60
September 30, 2009	$1.01	$0.30
June 30, 2009	$1.00	$1.00
March 31, 2009	$1.00	$1.00
December 31, 2008	$1.00	$0.26
September 30, 2008	$1.50	$0.26
June 30, 2008	$1.01	$0.52
March 31, 2008	$0.52	$0.25

The closing sales price of AAEX’s common stock as reported on January 29, 2010, was $0.60.per share, which was the last reported trade of AAEX’s common stock on the OTC – Bulletin Board.

As of December 31, 2009, Across America had a total of 1,810,476 shares of common stock outstanding. The number of holders of record of Across America common stock at that date was one hundred and does not include persons who may hold our common stock in brokerage accounts and otherwise in ‘street name.’

Since their inception neither AAEX nor AMI have not declared or paid cash or other dividends on its Common Stock.  The company has no plans to pay any dividends, although it may do so if it’s financial position changes.  There are no restrictions in the Registrant’s articles of incorporation or bylaws that restrict it from declaring dividends. The Colorado Revised Statutes, however, do prohibit the Registrant from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities, plus the amount would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plan

    AMI has adopted, and its shareholders have approved, the AMI 2009 Stock Option Plan (the “Plan”).  AMI’s shareholders approved the Plan on March 11, 2009.  Under the Plan, AMI may grant stock options, restricted and other equity awards to any employee, consultant, independent contractor, director or officer of the Company.  As originally adopted a total of one million shares of common stock may be issued under the Plan (which number is subject to adjustment as described in the Plan).  The purpose of the Plan is to provide financial incentives for selected employees, consultants and advisors, and directors of AMI, thereby promoting the long-term growth and financial success of AMI.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	690,000 (1)	$0.72	310,000

Equity compensation plans not approved by security holders	400,000 (2)	$0.75	--

Total	1,090,000	$0.72	--
____________

(1)  Upon the closing of the Merger Transaction the number of shares underlying these options was multiplied by the 2.603 exchange ratio and the exercise price was divided by that ratio. However, the numbers reflected in the above table for the outstanding options, warrants and rights, as well as the exercise price thereof are being reported without giving effect to the Merger Transaction.

(2)  Consists of a warrant issued to a consultant for business development services.  The warrant was originally issued to purchase 400,000 shares of AMI common stock at $0.75 per share.  100,000 of the warrant shares vested upon the issuance of the warrant and the remaining 300,000 were to vest quarterly over a one year period and but only if the consultant met certain performance objectives. The number of shares underlying the warrant has been multiplied by the 2.603 exchange ratio and the exercise price divided by the exchange ratio.  However, the numbers reflected in the above table for the outstanding options, warrants and rights, as well as the exercise price thereof are being reported without giving effect to the Merger Transaction.

K.	Recent Sales of Unregistered Securities.

   Across America Sales of Unregistered Securities

    1.           On February 22, 2010, Across America issued 870,061 shares of its common stock to WestMountain Prime LLC, in settlement of principal and interest on two promissory notes in the aggregate principal amount of $185,000; 329,463 shares of common stock to WestMountain Asset Management, Inc.; 70,000 shares to David Wagner & Associates, P.C.; and 20,000 shares to Ms. Joni Troska.  The value of the shares in these transactions was $0.22 per share, all for past services. In connection with these issuances, the Registrant relied on Section 4(2) of the Securities Act, as amended.  All of these persons are sophisticated investors who represented that they were acquiring the shares for investment purposes only.  The certificates representing the shares will bear restrictive legends.

2.           On February 24, 2010 Across America issued 25,554,010 shares of its common stock to the shareholders of AMI to effect the Merger Transaction with AMI.  Because AMI shareholder represented that they qualified as an accredited investor Across America relied on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder for this issuance.  No commissions or other remuneration were paid in connection with this issuance.

AMI Unregistered Sales of Securities

1.           On March 11, 2009 AMI issued 5,250,000 shares of its common stock to its four founding members (each an accredited investor).  In consideration AMI received: $147,500 in cash; $40,000 in cash advanced to AMI by Mr. Roth was repaid in the form of stock; and 1.5 million of the shares were issued in consideration for EdgeWater Research Partners assigning its assets to AMI.  AMI relied on the exemptions from registration provided by Section 4(2) and 4(6) under the Securities Act of 1933 for this transaction.  No commissions or other remuneration was paid in connection with this issuance.

2.           On March 31, 2009 AMI issued 450,000 shares of its common stock.  AMI received an aggregate of $22,500 in cash consideration for the issuance of the shares.  AMI relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for the issuance because AMI: (i) did not engage in any public advertising or general solicitation in connection with the issuance; (ii) made available to each investor disclosure regarding all aspects of its business; (iii) believed that the investors obtained all information regarding AMI he requested (or believed appropriate) and received answers to all questions he (and their advisors) posed, and otherwise understood the risks of accepting AMI securities for investment purposes; and (iv) believed that each investor acquired the shares for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

3.           In May, 2009 AMI issued two warrants to purchase an aggregatge of 2,000,000 shares of its common stock.  By their initial terms the warrants were exercisable at $0.30 per share, however the shares underlying the warrants were to vest only in accordance with the achievement of certain performance objectives of the holders.  The warrants were issued in consideration for services.  The warrants were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 because AMI: (i) did not engage in any public advertising or general solicitation in connection with the issuance; (ii) made available to each investor disclosure regarding all aspects of its business; (iii) believed that the investors obtained all information regarding AMI he requested (or believed appropriate) and received answers to all questions he (and their advisors) posed, and otherwise understood the risks of accepting AMI securities for investment purposes; and (iv) believed that each investor acquired the shares for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

4.           On May 13, 2009 AMI conducted an initial closing of a private placement and issued 10% convertible promissory notes (each a “Note” and collectively referred to herein as the “Note Offering”) in a total principal amount of $265,000. AMI relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated there under for this transaction.  The Notes are convertible into shares of AMI common stock at a price per share of: (i) $0.30 per share if the conversion is effected prior to the close of the third consecutive calendar month in which AMI is cash flow positive; or (ii) $0.60 per share if the conversion is effected after the close of the third consecutive calendar month in which AMI is cash flow positive. No commissions or other remuneration was paid in connection with this issuance.

5.           On June 16, 2009 AMI conducted a second closing under the Note Offering and issued Notes in a total principal amount of $235,000.  AMI relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated there under for this transaction.  The Notes are convertible into shares of AMI common stock at a price per share of: (i) $0.30 per share if the conversion is effected prior to the close of the third consecutive calendar month in which AMI is cash flow positive; or (ii) $0.60 per share if the conversion is effected after the close of the third consecutive calendar month in which AMI is cash flow positive. No commissions or other remuneration was paid in connection with this issuance.

6.           On June 30, 2009 AMI issued an aggregate of 2,000,000 shares of its common stock upon the exercise of two warrants that were originally issued in May 2009.  Pursuant to an agreement between AMI and the warrant holders the warrants were exercised at $0.15 per share resulting in aggregate cash proceeds of $300,000 toAMI.  The shares were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 because AMI: (i) did not engage in any public advertising or general solicitation in connection with the issuance; (ii) made available to each investor disclosure regarding all aspects of its business; (iii) believed that the investors obtained all information regarding AMI he requested (or believed appropriate) and received answers to all questions he (and their advisors) posed, and otherwise understood the risks of accepting AMI securities for investment purposes; and (iv) believed that each investor acquired the shares for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

7.           On July 7, 2009 AMI conducted a third closing under the Note Offering and issued Notes in a total principal amount of $87,500.  AMI relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated there under for this transaction.  The Notes are convertible into shares of AMI common stock at a price per share of: (i) $0.30 per share if the conversion is effected prior to the close of the third consecutive calendar month in which AMI is cash flow positive; or (ii) $0.60 per share if the conversion is effected after the close of the third consecutive calendar month in which AMI is cash flow positive. No commissions or other remuneration was paid in connection with this issuance.

8.           On July 31, 2009 AMI conducted a final closing under the Note Offering and issued Notes in a total principal amount of $300.  AMI relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder for this transaction.  The Notes are convertible into shares of AMI common stock at a price per share of: (i) $0.30 per share if the conversion is effected prior to the close of the third consecutive calendar month in which AMI is cash flow positive; or (ii) $0.60 per share if the conversion is effected after the close of the third consecutive calendar month in which AMI is cash flow positive. No commissions or other remuneration was paid in connection with this issuance.

9.           On October 1, 2009 pursuant to its 2009 Stock Option Plan, AMI granted a stock option to purchase 400,000 shares of AMI’s common stock to its then incoming Chief Executive Officer.  The option is exercisable at $0.75 per share and is exercisable for a three year term.  50,000 of the shares underlying the option vested immediately upon grant and the remaining 350,000 shares vest quarterly on a pro rata basis over a two year term.  AMI relied on Sections 4(2) and 4(6) of the Securities Act of 1933 for this option grant.  No commissions or other remuneration was paid in connection with this option grant.

10.           On November 1, 2009 AMI pursuant to its 2009 Stock Option Plan, AMI granted a consultant an option to purchase 165,000 shares of AMI’s common stock.  The option was granted in consideration for services provided by the consultant. The option is exercisable at $0.75 per share, vested in full on the date of grant, and is exercisable for a three year term.  The option was granted in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 because AMI: (i) did not engage in any public advertising or general solicitation in connection with the option grant; (ii) made available to the grantee disclosure regarding all aspects of its business; (iii) believed that the grantee obtained all information regarding AMI he requested (or believed appropriate) and received answers to all questions he (and his advisors) posed, and otherwise understood the risks of accepting AMI securities for investment purposes; and (iv) believed that the consultant acquired the option for investment purposes. No commissions or other remuneration was paid in connection with this option grant.

11.           On November 30, 2009 AMI issued 891,341 shares of common stock in a private placement transaction.  The shares were issued at $0.75 for total proceeds of $668,500.  Because each investor represented they qualified as an accredited investor AMI relied on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder for this issuance.  AMI paid a finders’ fee of $13,600 as part of this private placement and paid the fee through the issuance of 18,134 shares of its common stock.

12.           On November 30, 2009 AMI issued a warrant to purchase 400,000 shares of AMI’s common stock.  The warrant is exercisable at $0.75 per share, however the shares underlying the warrant only vest in accordance with the achievement of certain performance objectives of the holders.  The warrant was issued in consideration for services.  The warrant was issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 because AMI: (i) did not engage in any public advertising or general solicitation in connection with the issuance; (ii) made available to the investor disclosure regarding all aspects of its business; (iii) believed that the investor obtained all information regarding AMI he requested (or believed appropriate) and received answers to all questions he (and his advisors) posed, and otherwise understood the risks of accepting AMI securities for investment purposes; and (iv) believed that the investor acquired the warrant for investment purposes. No commissions or other remuneration was paid in connection with this issuance.

13.           On December 28, 2010 AMI issued 40,001 shares of common stock in a private placement transaction.  The shares were issued at $0.75 for total proceeds of $30,000.  Because each investor represented they qualified as an accredited investor AMI relied on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder for this issuance.  No commissions or other remuneration were paid in connection with this issuance.

14.           Between May 2009 and November 2009 AMI issued an aggregate of 1,167,662 shares of its common stock upon the conversion of $350,300 in principal amount of the Notes.  The Notes were converted at $0.30 per share.  Although AMI did not receive cash proceeds upon the conversion of the Notes, $350,300 in debt was retired through these conversions.  AMI relied on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder for these issuances.  No commissions or other remuneration was paid in connection with these issuances.

L.	Description of Registrant’s Securities to be Registered.

The authorized capital of Across America consists of 51,000,000 shares, of which 1,000,000 shares are preferred stock, par value of $.01 per share ("Preferred Stock"), and 50,000,000 shares are common stock, par value of $.001 per share ("Common Stock").

Each share of Common Stock is entitled to share pro rata in dividends and distributions, if any, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available for such purpose. No holder of any shares of Common Stock has any preemptive rights to subscribe for any securities of the Registrant.  Upon liquidation, dissolution or winding up of the Registrant, each share of the Common Stock is entitled to share ratably in the amount available for distribution to holders of common stock.  All shares of Common Stock presently outstanding are fully paid and non-assessable.

Each shareholder is entitled to one vote for each share of Common Sock held.  There is no right to cumulate votes for the election of directors.  This means that holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining less than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors.

The Registrant has no plans to declare cash dividends on its common stock in the future and has not declared any thus far during fiscal year 2010 or during the last two completed fiscal years.

M.	Indemnification of Directors and Officers.

Across America’s Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Colorado law. Specifically, our directors will not be personally liable to our company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

            At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

N.           Financial Statements and Supplementary Data.

See Financial Statements of AMI for the years ended December 31, 2008 and December 31, 2009,  following the signature page of this Form 8-K.

See Pro-Forma Financial Information for the year ended December 31, 2009 filed herewith as Exhibit 99.2.

O.           Changes in and Disagreements with Accountants.

During its last two fiscal years there has not been any material disagreement between AAEX (nor AMI) and its independent registered public accounting firm on any matter regarding accounting or financial disclosure.

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01 in this Current Report.

Item 4.01  Changes in Registrant's Certifying Accountant.

(a)  Previous Independent Registered Public Accounting Firm

(i)   On February 23, 2010, Across America’s Board of Directors voted to dismiss its independent registered public accounting firm, Cordovano and Honeck LLP., of Englewood, Colorado, effective February 24, 2010, and  to replace them with GHP Horwath, P.C., of Denver, Colorado.Cordovano and Honeck LLP. has rendered an independent auditor’s report  on Across America’s  financial statements as of December 31, 2009 and 2008, and for the years then ended.

(ii)  The dismissal of Cordovano and Honeck LLP. was approved by Across America’s  Board of Directors.

(iii)  During the year ended December 31, 2009 and through February 24, 2010, there were no disagreements between Across America  and Cordovano and Honeck LLP. with respect to its accounting principles or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the satisfaction of Cordovano and Honeck LLP. would have caused them to make reference to the subject matter of the disagreement in connection with their report. Further, the reports of Cordovano and Honeck LLP. for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph describing substantial doubt about  our ability to continue as a going concern.

(iv)  During the years ended December 31, 2009 and 2008 and through February 24, 2010 there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Across America furnished Cordovano and Honeck LLP. with a copy of this Report on Form 8-K prior to filing with the U.S. Securities and Exchange Commission (SEC).  Across America also requested that Cordovano and Honeck LLP. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of the letter furnished by Cordovano and Honeck LLP. in response to that request dated February 24, 2010, is filed as Exhibit 16.1 to this Report on Form 8-K.

Across America have authorized Cordovano and Honeck LLP. to respond fully to inquiries of GHP Horwath, P.C. concerning our financial statements.

(b)  New Independent Registered Public Accounting Firm
Across America engaged GHP Horwath, P.C. as our new independent registered public accounting firm as of February 24, 2010.  During the two most recent fiscal years and through February 24, 2010, Across America has not consulted with GHP Horwath, P.C. regarding any of the following:

(1)
The application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company by GHP Horwath, P.C. that GHP Horwath, P.C. concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue;

(2)	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

(3)	Any matter that was a reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01  Changes in Control of the Registrant.

\    See Item 2.01 of this Current Report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On February 24, 2010 Mr. Klemsz resigned as the Chief Executive Officer, President and Chief Financial Officer of Across America.  However, Mr. Klemsz is remaining on the Board of Directors, although it is expected that he will resign as a director after the appointment of additional directors to the Company can be effected.  .

    On February 24, 2010 Kent Kiefer was appointed as the Chief Executive officer of Across America and Delray Wannemacher was appointed as Across America’s President.  Also on February 24, 2010 J.W. Roth was appointed to the Board of Directors of Across America.  Information regarding Messrs. Roth, Kiefer and Wannemacher and their background and business experience are provided in Item 2.01 of this Form 8-K.

Item 5.06 Change in Shell Company Status

    As described in Item 2.01 of this report, on February 24, 2010 the Merger Transaction was  completed.  As a  result  of  this transaction, Across America is no longer a shell company as defined in Rule 12b-2 of the  Securities  Exchange  Act  of 1934, as amended.

Item 9.01  Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1

(b)	Pro Forma Financial Information.

Filed herewith as Exhibit 99.2

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization with Accredited Members, Inc. Filed herewith
3.1	AMI Articles of Incorporation. Filed herewith.
3.1.1	AMI Articles of Amendment. Filed herewith.
3.1.2	AMI Articles of Amendment. Filed herewith.
3.2	AMI Bylaws. Filed herewith
4.1	Warrant dated January 23, 2007 for Safe Harbor Business Development Company. (1)
10.1	Form of 10% AMI Convertible Promissory Note. Filed herewith.
10.2	AMI 2009 Stock Option Plan. Filed herewith
16.1	Letter from Cordovano and Honeck LLP dated February 24, 2010. Filed herewith
21.1	Subsidiaries of the Registrant. Filed herewith.
99.1	Financial Statements of AMI. Filed herewith.
99.2	Pro Form Financial Information. Filed herewith.

(1)	Incorporated by reference from Form SB-2 Registration Statement, filed by Across America on January 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of February 2010.

Across American Real Estate Exchange Inc.

By:	/s/ Kent Kiefer
Chief Executive Officer